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                                                                    Exhibit 23.5

            Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement on Form S-4 of our report dated February 26, 2004 relating to the consolidated financial statements, which appears in the ScanSoft, Inc. Annual Report on Form 10-K/T for the year ended September 30, 2004. We also consent to the reference to us under the headings "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
July 28, 2005